Exhibit 5.1

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025	650 752 2000 tel 650 752 2111 fax

August 20, 2013

QuinStreet, Inc.

950 Tower Lane, 6th Floor

Foster City, California 94404

Ladies and Gentlemen:

QuinStreet, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of an aggregate of 2,567,506 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), consisting of 2,144,344 shares issuable pursuant to the 2010 Equity Incentive Plan (the “EIP”) and 423,162 shares issuable pursuant to the 2010 Non-Employee Directors’ Stock Award Plan (together with the EIP, the “Plans”), as described in the Registration Statement.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that the Shares, when duly issued and delivered in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware and the reported judicial decisions thereunder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell